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                                                          EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-40657) and related Prospectus of Executive Risk Inc. for the registration of $75,000,000 Senior Notes and to the incorporation by reference therein of our report dated February 7, 1997, with respect to the consolidated financial statements of Executive Risk Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.







                                                  ERNST & YOUNG LLP


Stamford, Connecticut
December 8, 1997